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                               December 31, 1997




Ulises C. Sabato, M.D.
106 Grand Avenue
Englewood, New Jersey 07701


RE:   HEALTHCARE IMAGING SERVICES, INC.
      (THE "COMPANY")


Dear Dr. Sabato:

Pursuant to our recent discussions, the following outlines the salient points of the consulting arrangement between you and the Company, which is substantially the same as the agreement between you and the Company which expired on or about October 15, 1997. You will continue to provide such consultation and advice as the Company may reasonably request, including:


      1. Recommendations to the Company regarding new developments affecting the diagnostic imaging market;

      2. Recommendations to the management of the Company regarding interaction with physicians at the various facilities owned, operated or managed by the Company;

      3. Assistance in the development of newsletters, if so requested by the Company, regarding diagnosing neurological injuries and diseases;

      4. Review of medical information set forth in facility marketing literature if so requested by the Company;

      5. Assistance in the education and training of technologist in applications of MRI (and other diagnostic imaging modalities) relating to neurology; and



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      6.    Preparation and arrangement of seminars, luncheons and other training or education vehicles with physicians, chiropractors and other current and/or potential referral sources.

Please note that you shall have no authority or power to incur any debt, obligation or liability or enter into any contract or commitment on behalf of the Company.

The terms of this agreement will be one (1) year beginning as of October 16, 1997 and may be renewed for additional six month periods subject to our renegotiation of such extension prior to the anticipated termination date; however, either party may terminate this agreement upon sixty (60) days prior written notice to the other party.

For all of your consulting services to the Company, the Company will pay you an annual consulting fee of $48,000, payable in twelve (12) monthly installments of $4,000 beginning upon the execution of this Agreement.

As a consultant, you hereby represent that you are aware of the Anti-Fraud and Abuse Amendments to the Social Security Act, the Medicare and Medicaid Program Protection Act and the Federal Safe Harbor Regulations. You further represent that, as a consultant, you cannot knowingly or willfully offer, pay, solicit or receive remuneration in order to induce business; and if you do so you will be subject to civil and/or criminal penalties. I have enclosed a separate HealthCare Imaging Services, Inc. Statement of Policy for contractors and consultants which requires your signature. In addition, you represent that you are under no contractual or other restriction or obligation, and you will not enter into any contractual or other arrangements, which is inconsistent with the performance of your consulting services to the Company.

Please note that United States securities laws prohibit any person who has material, non-public information regarding the Company from purchasing or selling the Company's securities or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

On behalf of the Company, we look forward to a long and mutually beneficial consulting relationship with you. If the foregoing correctly sets forth our mutual understanding, please sign and







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return a copy of this letter. This letter shall contain the entire agreement between us with respect to your consulting arrangement with the Company and shall supersede all prior agreements or understandings between us relating to such arrangement.

                                  Yours truly,

                       HEALTHCARE IMAGING SERVICES, INC.



                                      By: /s/ Elliott H. Vernon
                                          -----------------------------
                                              ELLIOTT H. VERNON
                                              Chief Executive Officer



AGREED TO AND ACCEPTED:

/s/ Ulises Sabato
---------------------------
Ulises Sabato, MD


Date: December 31, 1997


cc: Scott McGrory, Vice President/Controller, HealthCare Imaging Services, Inc.
    Scott Zimmerman, Esq., Shereff Friedman Hoffman & Goodman, LLP